Exhibit 4.1

Execution Version

WYNDHAM HOTELS & RESORTS, INC.,

as Issuer,

WYNDHAM WORLDWIDE CORPORATION,

as Parent Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

DATED AS OF APRIL 13, 2018

PROVIDING FOR ISSUANCE DEBT SECURITIES

INDENTURE dated as of April 13, 2018 among Wyndham Hotels & Resorts, Inc., a Delaware corporation (as further defined below, the “Company”), Wyndham Worldwide Corporation, a Delaware corporation (as further defined below, the “Parent Guarantor”) (with respect to Article X and Section 7.07 only) and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Notes”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling, “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company constituted as of the date of any determination required to be made, or action required to be taken, pursuant to this Indenture.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding any debt obligations, including those convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Wyndham Hotels & Resorts, Inc., a Delaware corporation, and any successor Person thereto, but for the avoidance of doubt, does not include any of its Subsidiaries.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.

“Credit Agreement” means the credit agreement described in the Offering Memorandum under the heading “Description of Other Indebtedness—Financing Transactions in Connection with the Spin-Off” and expected to be entered into, by and among Wyndham Hotels & Resorts, Inc., a Delaware corporation, Bank of America, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided, that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the securities of any series, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall have the meaning set forth in a Registration Rights Agreement.

“Exchange Offer Registration Statement” shall have the meaning set forth in a Registration Rights Agreement.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.

“Guarantor” means the Parent Guarantor and any Subsidiary that executes a supplemental indenture and provides a Subsidiary Guarantee in accordance with the terms of any supplemental indenture, in each case until released pursuant to the terms of the Indenture, as then amended.

“Holder” means the registered holder of the Notes.

“Indebtedness” means, with respect to any specified Person, without duplication:

(1)                                 any obligation of such Person for money borrowed, and

(2)                                 any obligation of such person evidenced by bonds, debentures, notes or other similar instruments (but not including surety or similar bonds),

in each case if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that the accrual of interest, the accretion of accreted value or original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, means any pledge, mortgage, lien, encumbrance or other security interest

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” has the meaning assigned to it in the preamble.

“Note Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Offering Memorandum” means that certain preliminary offering memorandum of the Company relating to the offering of the Notes, dated March 23, 2018, as supplemented by the pricing supplement, dated March 29, 2018.

“Officer” means, with respect to any Person, (i) any of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person or (ii) any other individual designated as an “Officer” by the Board of Directors of such Person or any other body or Person authorized by the organizational documents or by the members of such Person to act for it.

“Officer’s Certificate” means a certificate signed on behalf of the Company, by one Officer of the Company that meets the requirements of Section 11.05.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 11.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent Guarantor” means Wyndham Worldwide Corporation and its successors.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Principal Property” means an asset owned by the Company or or any Restricted Subsidiary having a gross book value in excess of $75,000,000.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(a) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Company shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.

“Registration Rights Agreement” means any registration rights agreement among the Company and the initial purchasers named therein with respect to any Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes issued hereunder initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) which is required to be placed on all Regulation S Global Notes issued under this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” of a Person means any Subsidiary (other than a Securitization Entity) which (i) is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) is incorporated under the laws of the United States or a state thereof and (iii) owns a Principal Property.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes issued hereunder initially sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securitization Entity” means any Subsidiary or other Person that is engaged solely in the business of effecting asset securitization transactions and related activities.

“Security” or “Securities” means one or more of the Notes duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, with respect to any Person, Indebtedness of such Person, whether outstanding on the date hereof or hereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any Indebtedness of such Person owing to any Subsidiary of the Company; or (2) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness of such Person.

“Shelf Registration Statement” means a “shelf” registration statement providing for the registration and the sale on a continuous or delayed basis of any Notes as may be provided in any Registration Rights Agreement.

“Significant Subsidiary” means with respect to any Person, any Restricted Subsidiary of such Person which would be considered a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Spin-Off” means the spin-off by Wyndham Worldwide Corporation of Wyndham Hotels & Resorts, Inc., as contemplated by the Form 10 filed by Wyndham Hotels & Resorts, Inc. with the SEC on March 19, 2018, as amended or otherwise modified.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also have the right to control the management of such entity pursuant to contract or otherwise; and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trustee” means U.S. Bank National Association, until a successor replaces U.S. Bank National Association in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing any Notes issued hereunder that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

Section 1.02                            Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Registrar”	2.03

Section 1.03                            Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 provisions apply to successive events and transactions;

(vi)                              references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(vii)                           references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(viii)                        references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture;

(ix)                              “including” means “including, without limitation”;

(x)                                 the terms “property,” “properties,” “asset” and “assets” shall have the same meaning;

(xi)                              for the avoidance of doubt, the terms “dissolution and “liquidation” do not include a merger, amalgamation or similar transaction.

ARTICLE II
THE NOTES

Section 2.01                            Form and Dating.

(a)                                 General. The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Indenture and may reference terms of the Notes. Each Note shall be dated the date of its authentication.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be set forth in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(i)                                     the title of the series (which shall distinguish the Notes of such series from the Notes of all other series);

(ii)                                  any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Indenture);

(iii)                               the dates on which or periods during which the Notes of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Notes of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(iv)                              the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Notes of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such interest payment dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(v)                                 if other than U.S. Dollars, the currency in which Notes of the series shall be denominated or in which payment of the principal of, premium, if any, or interest in the Notes of the series shall be payable and any other terms concerning such payment;

(vi)                              the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(vii)                           the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company are to have that option;

(viii)                        the obligation or right, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(ix)                              if other than the principal amount thereof, the portion of the principal amount of the securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(x)                                 the Guarantors, if any, of the Notes of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the Guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(xi)                              whether the Notes of the series are to be issued as original issue discount Securities and the amount of discount with which such Notes may be issued;

(xii)                           provisions, if any, for the defeasance of Notes of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(xiii)                        whether the Notes of the series are to be issued in whole or in part in the form of one or more Global Notes, and, in such case, the Depositary for such Global Notes, and the terms and conditions, if any, upon which interests in such Global Note or Global Notes may be exchanged in whole or in part for the individual Notes represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof;

(xiv)                       the date as of which any Global Notes of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(xv)                          the form of the Notes of the series;

(xvi)                       whether the Notes of such series are subject to subordination and the terms of such subordination;

(xvii)                    any restriction or condition on the transferability of the Notes such series;

(xviii)                 any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(xix)                       any addition or change in the provisions related to supplemental indentures which applies to Notes of such series;

(xx)                          provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(xxi)                       any addition to or change in the Events of the Default which applies to any Notes of the series; and

(xxii)                    any other terms of the Notes of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01).

(b)                                 Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)                                  Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                            Execution and Authentication.

One Officer shall sign the Notes for the Company by manual, facsimile or pdf signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as one or more Global Notes and such other information as the Company may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                            Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Parent Guarantor, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The parties to this Indenture intend that this Section 2.03 shall be construed so that the Notes are at all times maintained and treated as being in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04                            Paying Agent to Hold Money in Trust.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to the Paying Agent prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06                            Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

(i)                                     the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(ii)                                  the Company in its sole discretion elects to cause the issuance of Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(A). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                               instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)                               instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                               such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(i) thereof; or

(2)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(i) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                               such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ii) thereof; or

(2)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ii) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note or, in the case of clause (C) above, the Regulation S Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                               such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(iii) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)                               any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)                               such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(iv) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the relevant Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the relevant Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the relevant Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)                                  Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF WYNDHAM HOTELS & RESORTS, INC. (OR ANY SUCCESSOR THERETO, THE “ISSUER”) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

(B)                               Notwithstanding the foregoing, any Note issued hereunder and any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR

CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)                               Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(iv)                              ERISA Legend. Each Note shall bear a legend in substantially the following form:

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE SECURITIES CONSTITUTES ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT  (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR THE PROVISIONS OF ANY SIMILAR LAW) (EACH OF THE FOREGOING, A “PLAN”) OR (2) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SECURITIES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW; AND (B) IF IT IS A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE AND HOLD THE SECURITIES HAS BEEN MADE BY A FIDUCIARY WHICH IS

AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1); PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN CLAUSE (1)(II), ABOVE, TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED OR OTHERWISE ARE NOT IMPLEMENTED IN THEIR CURRENT FORM.

(h)                                 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(j)                                    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(i)                                     Neither the Company nor the Registrar shall be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(k)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(l)                                     The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(m)                             All certifications, certificates and Opinions of Counsel required to be submitted to the Company and the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(n)                                 Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(o)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(p)                                 Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(q)                                 Notwithstanding anything contained herein, any transfers, replacements or exchanges of Notes, including as contemplated in this Article II, shall not be deemed to be an incurrence of Indebtedness.

Section 2.07                            Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11                            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                            CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of any Notes.

ARTICLE III
REDEMPTION AND PREPAYMENT

Section 3.01                            Redemption and Prepayment

The redemption and prepayment terms with respect to any series of Notes will be set forth in one or more supplemental indentures governing such series of Notes.

ARTICLE IV
COVENANTS

Section 4.01                            Payment of Notes.

The Company shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.

Section 4.02                            Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005, Attention:  Wyndham Hotels & Resorts, Inc. Administrator, as one such office or agency of the Company in accordance with Section 2.03.

ARTICLE V
SUCCESSORS

Section 5.01                            Merger, Consolidation or Sale of Assets.

The Company may not: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to another Person, unless:

(A)                               either:

(i)                                     the Company is the surviving Person; or

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company)  or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized and validly existing under the laws of the United States or any jurisdiction thereof, Canada, Mexico, Switzerland, the United Kingdom or any country that is a member country of the European Union on the date of this Indenture, and in each case any jurisdiction, state or subdivision of the foregoing;

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture satisfactory in form to the Trustee; and

(C)                               immediately after such transaction no Event of Default shall have occurred and be continuing.

Notwithstanding anything else set forth in this Indenture, (i) the Company, directly or indirectly, may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to one or more of its Subsidiaries and (ii) the Company may consolidate or otherwise combine with or merge or amalgamate into an affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company. For the avoidance of doubt, this Section 5.01 shall not apply to transactions by and among the Company and its Subsidiaries.

The Spin-Off and transactions related thereto shall not constitute, or be deemed to constitute, or result in a sale, assignment, transfer, conveyance or disposition of all or substantially all of the Company’s assets.

Section 5.02                            Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company  in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01                            Events of Default.

The term “Event of Default” as used in this Indenture with respect to the Notes of a series shall mean one of the following described events unless it is either inapplicable to such series or it is specifically deleted or modified in a supplemental indenture:

(1)                                 failure to pay when due interest, including any additional amounts, on the Notes of such series within 30 days of its due date;

(2)                                 default in payment of the principal of or premium, if any, on the Notes of such series when due and payable, at maturity, or upon acceleration or redemption;

(3)                                 the Company remains in breach of a covenant or warranty in respect of this Indenture or the Note of such series (other than a covenant included in this Indenture solely for the benefit of debt securities of another series of Notes) for 60 days after written notice of default, which notice must be sent by either the Trustee or holders of at least 30% in principal amount of the outstanding Notes;

(4)                                 a default resulting in acceleration of Indebtedness of the Company or any of its Restricted Subsidiaries other than intercompany Indebtedness of at least $75 million in aggregate principal amount, which acceleration has not been rescinded or annulled after 30 days’ notice thereof;

(5)                                 a final judgment for the payment of $75 million or more (excluding any amounts covered by insurance or indemnities) rendered against the Company or any of its Significant Subsidiaries (other than any Securitization Entity), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

(6)                                 the Company or any of its Significant Subsidiaries (other than any Securitization Entity) pursuant to or within the meaning of Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a custodian of it or for all or substantially all of its property, or

(d)                                 makes a general assignment for the benefit of its creditors; or

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company or any of its Significant Subsidiaries (other than any Securitization Entity) in an involuntary case;

(b)                                 appoints a custodian of the Company or any of its Significant Subsidiaries (other than any Securitization Entity) or for all or substantially all of the property of the Company or any of its Significant Subsidiaries (other than any Securitization Entity); or

(c)                                  orders the liquidation of the Company or any of its Significant Subsidiaries (other than any Securitization Entity);

and the order or decree remains unstayed and in effect for 60 consecutive days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 6.02                            Acceleration.

In the case of an Event of Default arising from clause (6) or (7) of Section 6.01 with respect to the Company, all outstanding Notes of each series shall become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 30% in principal amount of the then outstanding Notes of any series by notice to the Company and the Trustee may declare the Notes of such series to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) with respect to such series of Notes have been cured or waived. A court of competent jurisdiction shall have the power to stay any cure period under this Indenture in the event of litigation regarding whether a Default or Event of Default has occurred.

Section 6.03                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04                            Waiver of Existing Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                            Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, in each case with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such directive. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 6.06                            Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                 the Holder gives to the Trustee written notice that an Event of Default has occurred and remains uncured with respect to the series of Notes held by such Holder;

(b)                                 the Holders of at least 30% in principal amount of the then outstanding Notes of a series make a written request to the Trustee to pursue the remedy with respect to such Event of Default;

(c)                                  such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense of taking such action;

(d)                                 the Trustee fails to take action with respect to the request for 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                            Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, and interest on any Note held by such Holder, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), shall not be impaired without the consent of such Holder; provided that for the avoidance of doubt, the amendment, supplement or modification in accordance with the terms of this Indenture of Articles IV and V and Sections 6.01(3), (4) and (5) and the related definitions shall be deemed not to impair the contractual right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, and interest on any Note held by such Holder.

Section 6.08                            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                            Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                            Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE VII
TRUSTEE

Section 7.01                            Duties of Trustee.

(1)                                 If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall, with respect to such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)                                 Except during the continuance of an Event of Default with respect to any series of Notes:

(a)                                 the duties of the Trustee, with respect to the Notes of any series, shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3)                                 The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(a)                                 this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.01.

(5)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, claim, damage or expense.

(6)                                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02                            Rights of Trustee.

(1)                                 The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3)                                 The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(6)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(7)                                 The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received at the Corporate Trust Office of the Trustee by the Company or any Holder and such notice references the Notes and this Indenture.

(8)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during business hours and upon reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9)                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)                          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11)                          The Trustee may request that the Company deliver certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(12)                          Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or with respect to any series of Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(13)                          The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Trustee herein shall not be construed as duties.

Section 7.03                            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04                            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s  use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail (or deliver electronically) to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06                            [Intentionally Omitted].

Section 7.07                            Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation as agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable out-of-pocket compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Parent Guarantor shall, jointly and severally, indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which a Responsible Officer has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Company in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust by the Trustee to pay the principal of and interest on any Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                            Replacement of the Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing not less than 30 days prior to the effective date of such resignation (unless such period is waived by the Company). The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee shall be permitted to resign in accordance with Section 7.08 herein, if it determines that any conflict of interest exists in connection with its role as Trustee with respect to this Indenture and any other Indenture under which it also serves as Trustee for the Company.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                            Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02                            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(b)                                 the Company’s obligations with respect to the Notes of such series concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(d)                                 the Legal Defeasance provisions of this Indenture;

Subject to compliance with this Article VIII, the Company may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03                            Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Articles IV (other than Sections 4.01 and 4.02) and V with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) and 6.01(7) shall not constitute Events of Default.

Section 8.04                            Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 8.02 or Covenant Defeasance pursuant to Section 8.03, the following conditions must be met:

(1)                                 the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, reasonably acceptable to the Trustee confirming that

(a)                                 the Company have received from, or there has been published by, the Internal Revenue Service a ruling or

(b)                                 since the date such Notes were first issued, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing (on the date of such deposit (other than resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing)):

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or a Guarantor is a party or by which the Company or any Guarantor is bound;

(6)                                 the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation,

(a)                                 have become due and payable or

(b)                                 will become due and payable on the maturity date within one year, by their terms or under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05                            Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                            Repayment to Company.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on their request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07                            Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes of any series without the consent of any Holder of a Note of such series to:

(1)                                 cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 add guarantees with respect to the Notes;

(3)                                 secure any series of debt securities;

(4)                                 add to the covenants of the Company for the benefit of some or all of the holders or surrender any right or power conferred upon the Company;

(5)                                 add additional Events of Default;

(6)                                 make any change that would provide any additional rights or benefits to Holders of any series or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(7)                                 change or eliminate any of the provisions or other parts of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(8)                                 comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(9)                                 conform this Indenture, as amended and supplemented, or the Notes, as amended or supplemented, to the description and terms of such Notes in the offering memorandum, prospectus supplement or other offering document applicable to such Notes at the time of the initial sale thereof;

(10)                          supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes so long as any such action shall not adversely affect the interests of any holder of such series of Notes or any other series of debt securities issued thereunder;

(11)                          permit the authentication and delivery of additional series of Notes;

(12)                          provide for uncertificated Notes in addition to or in place of certificated Notes;

(13)                          establish the form or terms of other debt securities issued under this Indenture and coupons of any series of such other debt securities pursuant to this Indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the holders of any outstanding debt securities, including the Notes (except as required by applicable securities laws);

(14)                          evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Notes and to add to or change any of the provisions of this Indenture as shall be necessary for or to facilitate the administration of the trusts hereunder by more than one Trustee;

(15)                          comply with Article V  pursuant to this Indenture;

(16)                          in the case of subordinated debt securities, make any change to the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if each such holder of Senior Indebtedness under such provisions consents to such change);

(17)                          evidence the release of any guarantor pursuant to the terms of this Indenture;

(18)                          provide for the form of Note for any series of Notes; or

(19)                          provide for Notes without a Private Placement Legend.

Upon the request of the Company, and upon receipt by the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                            With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of such Notes as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of an affected series of Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or such Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 extend the maturity of any payment of principal of or any installment of interest on any Notes of such series;

(2)                                 reduce the principal amount of any Note of such series, or the interest, including additional interest, thereon, or any premium payable on any Note of such series upon redemption thereof;

(3)                                 change the Company’s obligation to pay additional amounts;

(4)                                 change any place of payment where, or the currency in which, any Note of such series or any premium or interest is payable;

(5)                                 change the ranking of the Notes of such series;

(6)                                 impair the right to sue for the enforcement of any payment on or with respect to any Note of such series; or

(7)                                 reduce the percentage in principal amount of outstanding Notes of such series required to consent to any supplemental indenture, any waiver of compliance with provisions of this Indenture or specific defaults and their consequences provided for in this Indenture, or otherwise modify the sections in this Indenture relating to these consents.

Section 9.03                            [Intentionally Omitted].

Section 9.04                            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                            Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel, in each case from the Company, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X
GUARANTEE

Section 10.01                     Guarantee.

(a)                                 Parent Guarantor and to the extent applicable, each other Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the

“Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Parent Guarantor and to the extent applicable, each other Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Guarantor, except as provided in Section 10.02(b) or Section 10.02(c). Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.

(c)                                  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d)                                 Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)                                  The Note Guarantee of each Guarantor is, to the extent and in the manner set forth in Article X, equal in right of payment to all existing and future pari passu Indebtedness, senior in right of payment to all existing and future subordinated Indebtedness of the Company and subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all secured Indebtedness of the relevant Guarantor and is made subject to such provisions of this Indenture.

(f)                                   Except as expressly set forth in Sections 8.02, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)                                  Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)                                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to Holders and the Trustee.

(i)                                     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 10.01.

(j)                                    Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(k)                                 Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(l)                                     The foregoing is subject to any limitations required by applicable law.

Section 10.02                     Limitation on Liability.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                                 A Guarantee by any Guarantor, including the Parent Guarantor and any Subsidiary Guarantor that executes a supplemental indenture in accordance with Section 10.06 and provides a guarantee, shall automatically terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article X upon:

(i)                                     upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the Capital Stock or other interests of such guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted under the indenture;

(ii)                                  upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted hereunder;

(iii)                               if at any time such Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Senior Indebtedness of the company under the Credit Agreement or the Company’s then primary credit facility with lenders.

(iv)                              the release or discharge of the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes;

(v)                                 the Company’s  exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(vi)                              with respect to the Parent Guarantor only, immediately prior to the Spin-Off.

Section 10.03                     Successors and Assigns.

Subject to Section 10.02 and this Indentures, this Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04                     No Waiver.

Neither a failure nor a delay on the part of either the Trustee or Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.05                     Modification.

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06                     Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary and other Person which is required to become a Guarantor of any series of Notes pursuant to the terms of this Indenture (as supplemented by the supplemental indenture with respect to such Notes) shall promptly (and in any event within 10 Business Days) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article X and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate.

Section 10.07                     Non-Impairment.

The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XI
MISCELLANEOUS

Section 11.01                     Collateral Acknowledgement.

The Company’s obligations under the Credit Agreement shall, with respect to the assets of the Company and its Subsidiaries that constitute or purport to constitute collateral thereunder, be treated for all purposes as secured by such assets including in any insolvency proceeding, with the obligations under the Notes treated for all purposes as not secured thereby, and the secured parties under the Credit Agreement shall be third party beneficiaries of this provision; provided that for the avoidance of doubt, the secured parties under the Credit Agreement shall not be third party beneficiaries of any other provisions in the Indenture or any supplemental indenture unless otherwise expressly stated therein.

Section 11.02                     Notices.

Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, electronic mail or overnight air courier guaranteeing next day delivery, and addressed as follows:

If to the Company or any Guarantor:

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey  07054
Facsimile: (973) 753-6545

Attention: Steve Meetre

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile No.: (212) 446-4900
Attention: Christian O. Nagler, Esq.

Marsha Mogilevich, Esq.

If to the Trustee:

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

The Company or the Trustee, by notice to each other Person may designate additional or different addresses for subsequent notices or communications.

The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered or if delivered electronically; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears in the register kept by the Registrar and shall be sufficiently given if so sent within the time prescribed. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.03       [Reserved].

Section 11.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)            an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)           an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 11.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07       No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a

Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08       Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY GUARANTEE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE.

Section 11.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10       Successors.

All agreements of the Company in this Indenture and the Notes, as the case may be, shall bind their respective successors as contemplated by Article V. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11       Severability.

In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13       Table of Contents, Headings, etc.

The Table of Contents, Other Definitions’ Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.

Section 11.14       Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.15       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XII
SATISFACTION AND DISCHARGE

Section 12.01       Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) with respect to a series of Notes, and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture with respect to such series of Notes, when

(1)           either

(a)           all Notes of such series theretofore authenticated and delivered (other than (i) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all such Notes of such series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes of such series which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2)           the Company has  paid or caused to be paid all other sums payable under this Indenture by the Company with respect to such series of Notes; and

(3)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article XII, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the obligations of the Trustee under Section 12.02 shall survive such satisfaction and discharge.

Section 12.02       Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WYNDHAM HOTELS & RESORTS, INC.

By:	/s/ David Wyshner
Name: David Wyshner
Title: Executive Vice President and Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION, as Guarantor, with respect to Article X and Section 7.07 only

By:	/s/ David Wyshner
Name: David Wyshner
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ William G. Keenan
Name: William G. Keenan
Title: Vice President

EXHIBIT A

[THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF WYNDHAM HOTELS & RESORTS, INC. (OR ANY SUCCESSOR THERETO, THE “ISSUER”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT

(1)         Include Global Note Legend, if applicable.

HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.](3)

[BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE SECURITIES CONSTITUTES ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT  (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR THE PROVISIONS OF ANY SIMILAR LAW) (EACH OF THE FOREGOING, A “PLAN”) OR (2) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SECURITIES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW; AND (B) IF IT IS A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE AND HOLD THE SECURITIES HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1); PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN CLAUSE (1)(II), ABOVE, TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED OR OTHERWISE ARE NOT IMPLEMENTED IN THEIR CURRENT FORM.](4)

(2)         Include Private Placement Legend, if applicable.

(3)         Include Regulation S Legend, if applicable.

(4)         Include ERISA Legend, if applicable.

[Face of Note]

CUSIP NO. [         ]

[•]% Notes due [•]

No [  ].

$[     ]

WYNDHAM HOTELS & RESORTS, INC.

promises to pay to [CEDE & CO.] or to registered assigns the principal amount of $[     ] Dollars [as may be increased or decreased on the attached Schedule of Increases and Decreases of Global Note] on [     ].

Interest Payment Dates: [     ] and [     ]

Record Dates: [     ] and [     ]

Subject to Restrictions set forth in this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [     ]

WYNDHAM HOTELS & RESORTS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [ ]

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey 07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Re: Wyndham Hotels & Resorts, Inc.

☐ [   ]% Notes due [   ] (CUSIP [   ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (as amended, supplemented or otherwise modified, the “Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                           (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                              in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1.                       Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2.                       Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the

Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.

☐ 3.                       Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (i)                      such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐ (ii)                   such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (iii)                such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐ (iv)               such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

☐ 4.                       Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (i)                      Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (ii)                   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (iii)                Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐ (a)                  a beneficial interest in the:

☐ (i)                      Rule 144A Global Note (CUSIP           ), or

☐ (ii)                   Regulation S Global Note (CUSIP          ), or

☐ (b)                  a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

☐ (a)                  a beneficial interest in the:

☐ (i)                      Rule 144A Global Note (CUSIP           ), or

☐ (ii)                   Regulation S Global Note (CUSIP          ), or

☐ (iii)                Unrestricted Global Note (CUSIP          ); or

☐ (b)                  a Restricted Definitive Note; or

☐ (c)                   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey 07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Re: Wyndham Hotels & Resorts, Inc.

☐ [   ]% Notes due [    ] (CUSIP [    ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (as amended, supplemented or otherwise modified, the “Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ (i)                      Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to beneficial interest in an Unrestricted Global Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes would be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐ (ii)                   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (iii)                Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an

C-1

Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to an Unrestricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐ (iv)               Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ (i)                      Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (ii)                   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey 07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Re: Wyndham Hotels & Resorts, Inc.

☐ [   ]% Notes due [    ] (CUSIP [   ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (as amended, supplemented or otherwise modified, the “Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(i) ☐                      a beneficial interest in a Global Note, or

(ii) ☐                   a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the

D-1

requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

5.                                      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “[  ] Supplemental Indenture”), dated as of [    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Wyndham Hotels & Resorts, Inc. (or its successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company, the Trustee and the guarantors party thereto from time to time are parties to that certain Indenture, dated as of April 13, 2018 (the “Base Indenture”), as supplemented by the [  ] Supplemental Indenture, dated as of [   ] (the “[  ] Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS Section 10.06 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this [  ] Supplemental Indenture without the consent of Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.                                      Defined Terms. As used in this [  ] Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this [  ] Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this [  ] Supplemental Indenture refer to this [  ] Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture except that [add any limitations required by law], including without limitation the release provisions thereof,  and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [  ] Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                      Governing Law. THIS [  ] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.                                      Trustee Makes No Representation.

(a)                                 The Trustee shall not be responsible for and makes no representation as to the validity or sufficiency of this [  ] Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the other parties hereto.

(b) The rights, protections, indemnities and immunities of the Trustee and its agent as enumerated under the Base Indenture are incorporated by reference into this [  ] Supplemental Indenture.

7.                                      Counterparts. The parties may sign any number of copies of this [  ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this [  ] Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this [  ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [  ] Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this [  ] Supplemental Indenture to be duly executed as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

By:

Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: